  Exhibit 99.1

Super League Finalizes Acquisition of Mobcrush, Establishing One of the Largest Verifiable and Addressable Audiences of Passionate Gamers in the U.S.

Combined platforms and properties provide brands, advertisers, and other consumer-facing businesses with scalable access to the most critical content engagement channels – in-game experiences, in-stream video integrations, in-event programs

Santa Monica, Calif. - (June 2, 2021) – Super League Gaming, Inc.  (Nasdaq: SLGG), a global leader in competitive video gaming and esports entertainment for everyday players around the world, announced today the successful closing of its previously-announced acquisition of Mobcrush Streaming, Inc.

Mobcrush is a live streaming technology platform used by hundreds of thousands of gaming influencers who generate and distribute almost two million hours of original content annually and have accumulated more than 4.5 billion fans and subscribers across the most popular live streaming and social media platforms, including Twitch, YouTube, Facebook, Instagram, Twitter, and more. Mobcrush also operates Mineville, one of six official Minecraft servers in partnership with Microsoft, reaching more than 20 million players annually.

On May 27, 2021, Super League shareholders approved the issuance of approx. 12.6 million shares of common stock as merger consideration to fund the acquisition of Mobcrush.

The newly combined company provides a highly scalable, gaming-centric media platform for brands and advertisers to reach a monthly U.S. audience of over 75 million, which is one of the largest addressable audiences of gamers and equivalent to a Top 100 U.S. Nielsen media property. Together, Super League and Mobcrush expect to deliver more than 9 billion video views across digital and social media live streaming and on-demand platforms.

“We are thrilled to complete this acquisition and have already been working towards our shared mission to empower passionate gamers and inspire them to create dynamic and highly engaging content,” said Ann Hand, Chief Executive Officer of Super League. “In fact, we have already won our first deal as a combined company and know we are just getting started. With this powerful platform, we are ready to achieve a new level of scale through our incredible suite of proprietary tools accessible to all gamers as we work to capitalize on multiple opportunities to generate revenue from advertiser solutions, direct to consumer and content monetization.”

Details regarding the transaction, including a copy of the merger agreement, can be found in Super League’s current report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2021 and are available in the SEC Filings section of Super League’s investor relations website here.

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About Super League Gaming
Super League Gaming (NASDAQ: SLGG) is a leading gaming and esports content and community platform that gives tens of millions of players multiple ways to create, connect, compete, and enjoy the video games they love. Fueled by proprietary and patented technology systems, Super League’s offerings include competitive gaming tournaments featuring many of the biggest titles in the world, gameplay properties that allow young gamers to experience and build their own imaginative Minecraft worlds, and production and distribution software tools that power billions of views of live streaming and video-on-demand content annually. Through partnerships with world class consumer brands, in-game player monetization, and a fully-virtual cloud-based video production studio, Super League is building a broadly inclusive, global brand at the intersection of gaming, experiences, and entertainment. For more: superleague.com

Media Contact:
Gillian Sheldon
Super League Gaming
gillian.sheldon@superleague.com

Investor Relations:
Cody Slach and Sophie Pearson
Gateway Investor Relations
SLG@gatewayir.com

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the year ended December 31, 2020, including the possibility that the expected benefits, including those that may be related to the Agreement and Plan of Merger, dated March 9, 2021, by and between Super League Gaming, Inc. and Mobcrush Streaming, Inc. (the “Merger Agreement”), will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.